Registration No. 333-

As filed with the Securities and Exchange Commission on February 3, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TELUS International (Cda) Inc.

(Exact name of registrant as specified in its charter)

Province of British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-1362229 (I.R.S. Employer Identification No.)

Floor 7, 510 West Georgia Street

Vancouver, BC V6B 0M3

(604) 695-3455
(Address of Principal Executive Offices, including zip code)

TELUS International (Cda) Inc. 2021 Omnibus Incentive Plan

TELUS International (Cda) Inc. 2021 Employee Share Purchase Plan
TELUS International (Cda) Inc. Omnibus Long-Term Incentive Plan
(Full title of the plans)

Corporation Service Company

19 West 44th Street

Suite 200
New York, NY 10036

Telephone: 1-800-927-9800
(Name, address, and telephone number of agent for service)

With copies to:

Michel E. Belec

Chief Legal Officer

TELUS International (Cda) Inc.

Floor 7, 510 West Georgia Street

Vancouver, BC V6B 0M3

Doreen E. Lilienfeld, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 212-848-4000	Desmond Lee James Brown Osler, Hoskin & Harcourt LLP 100 King Street West, Suite 6200 Toronto, ON M5X 1B8, Canada (416) 362-2111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company ☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Subordinate voting shares, no par value, to be issued under the TELUS International (Cda) Inc. 2021 Omnibus Incentive Plan	18,651,120(2)	U.S.$ 25.00(3)	U.S.$ 466,278,000	U.S.$ 50,870.93
Subordinate voting shares, no par value, to be issued under the TELUS International (Cda) Inc. 2021 Employee Share Purchase Plan	5,328,891(4)	U.S.$ 21.25(5)	U.S.$ 113,238,933.75	U.S.$ 12,354.37
Subordinate voting shares, no par value, to be issued under the TELUS International (Cda) Inc. Omnibus Long-Term Incentive Plan (stock option awards)	2,096,582(6)	U.S.$ 6.23(7)	U.S.$ 13,061,705.86	U.S.$ 1,425.03
Subordinate voting shares, no par value, to be issued under the TELUS International (Cda) Inc. Omnibus Long-Term Incentive Plan (phantom stock option awards)	912,200(8)	U.S.$ 6.50(9)	U.S.$ 5,929,300	U.S.$ 646.89
TOTAL	26,988,793	—	U.S.$ 598,507,939.61	U.S.$ 65,297.22

(1)	This registration statement on Form S-8 (this “Registration Statement”) registers an aggregate of 26,988,793 subordinate voting shares, no par value, of TELUS International (Cda) Inc. (the “Registrant”) to be offered under the TELUS International (Cda) Inc. 2021 Omnibus Incentive Plan (the “2021 LTIP”), the TELUS International (Cda) Inc. 2021 Employee Share Purchase Plan (the “2021 ESPP”), and the TELUS International (Cda) Inc. Omnibus Long-Term Incentive Plan (the “MIP”) (together, the “Plans”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional subordinate voting shares to be issued in connection with any stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Represents 18,651,120 shares of subordinate voting shares reserved for future issuance under the 2021 LTIP.
(3)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $25.00 per share of subordinate voting shares as set forth in the Registrant’s Registration Statement on Form F-1 (File No. 333-251993) declared effective on February 2, 2021.
(4)	Represents 5,328,891 shares of subordinate voting shares reserved for future issuance under the 2021 ESPP.
(5)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $25.00 per share of subordinate voting shares as set forth in the Registrant’s Registration Statement on Form F-1 (File No. 333-251993) declared effective on February 2, 2021, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.
(6)	Represents the aggregate number of subordinate voting shares underlying stock option awards previously granted under the MIP.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding stock option awards granted pursuant to the MIP.
(8)	Represents the aggregate number of subordinate voting shares underlying share-settled phantom stock option awards previously granted under the MIP.
(9)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding share-settled phantom stock option awards granted pursuant to the MIP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with or furnished to the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	Amendment No. 2 to the Registrant’s Registration Statement on Form F-1 filed on January 25, 2021 (File No. 333-251993), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
(b)	The Registrant’s prospectus to be filed by February 5, 2021, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form F-1, as amended (File No. 333-251993).
(c)	The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39968) filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 1, 2021, including any other amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed or furnished by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

See the description of the Registrant’s securities contained in the Registration Statement on Form 8-A filed on February 1, 2021 (File No. 001-39968).

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers

Under the British Columbia Business Corporations Act (the “BCBCA”), a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

Upon completion of this offering, our articles will provide that we shall indemnify directors and officers to the extent required or permitted by law.

Prior to the completion of this offering, we intend to enter into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Document
4.1	Form of Articles of TELUS International (Cda) Inc. (incorporated by reference as Exhibit 3.1 to Amendment No. 1 to Registrant’s Registration Statement on Form F-1 (File No. 333-251993), filed with the Commission on January 19, 2021
5.1	Opinion of Osler, Hoskin & Harcourt LLP regarding the legality of the securities being offered hereby*
23.1	Consent of Deloitte LLP, independent registered public accounting firm*
23.2	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft*
23.3	Consent of BDO USA, LLP*
23.4	Consent of Osler, Hoskin & Harcourt LLP (contained in Exhibit 5.1)*
24.1	Power of Attorney (included in this Registration Statement under “Signatures”)*
99.1	TELUS International (Cda) Inc. 2021 Omnibus Incentive Plan*
99.2	TELUS International (Cda) Inc. 2021 Employee Share Purchase Plan*
99.3	TELUS International (Cda) Inc. Omnibus Long-Term Incentive Plan*

* Filed herewith

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)          To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on February 3, 2021.

TELUS INTERNATIONAL (CDA) INC.

/s/ Jeffrey Puritt
By:	Jeffrey Puritt
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and members of the board of directors of the Registrant hereby severally constitutes and appoints Jeffrey Puritt and Michel Belec as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 (the “Securities Act”), as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 3rd day of February, 2021 by the following persons in the following capacities:

Signature	Title

/s/ Jeffrey Puritt
Jeffrey Puritt	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Vanessa Kanu
Vanessa Kanu	Chief Financial Officer (Principal Financial Officer)

/s/ Janesh Patel
Janesh Patel	Vice President of Finance and Controller (Principal Accounting Officer)

/s/ Josh Blair
Josh Blair	Director

/s/ Kenneth Cheong
Kenneth Cheong	Director

/s/ Tony Geheran
Tony Geheran	Director

/s/ Doug French
Doug French	Director

/s/ Stephen Lewis
Stephen Lewis	Director

/s/ Jimmy Mahtani
Jimmy Mahtani	Director

/s/ Olin Anton
Olin Anton	Director

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TELUS International (Cda) Inc., has signed this Registration Statement on February 3, 2021.

TELUS International (U.S.) Corp.

/s/ Charles A. Koskovich
By:	Charles A. Koskovich
Title:	Director, TELUS International (U.S.) Corp